                                                                     Exhibit 4.2


                                  EXHIBIT A

                                [FACE OF NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

REGISTERED                                                  REGISTERED

NO. 001                                         PRINCIPAL AMOUNT

CUSIP NO. 875484AC1                            **$100,000,000**

                     TANGER PROPERTIES LIMITED PARTNERSHIP

                          9-1/8% Senior Note due 2008

      Tanger Properties Limited Partnership, a limited partnership duly organized and existing under the laws of North Carolina (herein called the "Issuer"), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of $100,000,000 (one hundred million dollars) on February 15, 2008 (the "Maturity Date"), and to pay interest thereon from and including February 15, 2001 or the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, as the case may be, semi-annually in arrears on August 15 and February 15 of each year (each, an "Interest Payment Date"), commencing on February 15, at the rate of 9-1/8% per annum, until payment of said principal sum has been made or duly provided for. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

      Interest on this Note on any Interest Payment Date will include the amount of interest accrued from and including February 15, 2001 or the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be.

      The interest so payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the "Regular Record Date" for such payment, which will be 15 days (regardless of whether such day is a Business Day (as defined below)) prior to such Interest Payment Date. Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and shall be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a subsequent Special Record Date for the payment of such defaulted interest (which shall be not more than 15 days and not less than 10 days prior to the date of the payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of the Notes not less than 10 days prior to such Special Record Date.

      The principal of this Note payable on the Maturity Date will be paid by the Issuer against presentation and surrender of this Note at the office or agency of the Issuer maintained for that purpose in The City of New York. The Issuer hereby initially designates the office of State Street Bank and Trust Company, N.A., located at 61 Broadway, 15th Floor, New York, New York 10006, as the office to be maintained by it where Notes may be presented for payment or for registration of transfer or exchange and where notices or demands to or upon the Issuer in respect of the Notes or the Indenture referred to on the reverse hereof may be served.

      This Note will not be redeemable or repayable prior to the Maturity Date and will not be subject to any sinking fund.

      If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of interest or principal will be made on the next Business Day with the same force and effect as if it were made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on such next Business Day. "Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed.

      All payments of principal and interest in respect of this Note will be made by the Issuer in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

      This Note shall not be entitled to the benefits of the Indenture or be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by the Trustee referred to on the reverse hereof.

      IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed manually or by facsimile, by a duly authorized officer of its sole General Partner.

Dated: February 15, 2001

                                     TANGER PROPERTIES LIMITED PARTNERSHIP,
                                     as Issuer

                                          By: Tanger GP Trust
                                              (its sole general partner)



                                          By:
                                             ---------------------------------
                                               Name:
                                               Title:




Attest:


------------------------------
Name:
Title:




                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION


      This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                              STATE STREET BANK AND TRUST COMPANY,
                              as Trustee


                              By:
                                  -------------------------------
                                    Authorized Officer

[REVERSE OF NOTE]

                      TANGER PROPERTIES LIMITED PARTNERSHIP

                           9-1/8% Senior Note due 2008

      This Note is one of a duly authorized issue of debentures, notes, bonds, or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of March 1, 1996, as amended, modified and supplemented from time to time (herein called the "Indenture"), duly executed and delivered by the Issuer and the Guarantor to State Street Bank and Trust Company, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part), to which Indenture and all indentures supplemental thereto, including the Third Supplemental Indenture, dated as of February 15, 2001, relating to the Notes reference is hereby made for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Issuer, the Guarantor and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of a series of Securities of the Issuer designated as the "9-1/8% Senior Notes due 2008".

      In case an Event of Default with respect to this Note shall have occurred and be continuing, the principal hereof may be accelerated, and upon such acceleration shall become due and payable, in the manner, with the effect, and subject to the conditions, provided in the Indenture.

      The Issuer may, without the consent of the holders of any series of notes, create and issue additional notes in the future having the same terms other than the date of original issuance and the date on which interest begins to accrue so as to form a single series with the Notes. No additional notes may be issued if an Event of Default has occurred with respect to the Notes.

      The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Notes or (ii) certain covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth therein, which apply to the Notes.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantor and the rights of the Holders of the Securities at any time by the Issuer, the Guarantor and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Securities issued under the Indenture at the time outstanding and affected thereby. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount, in certain instances, of the Outstanding Securities of any series to waive, on behalf of all of the Holders of Securities of such series, compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not such consent or waiver is made upon this Note.

      No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Issuer or the Guarantor, which is absolute and unconditional, to pay the principal and interest on this
Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

      This Note is issuable only in registered book-entry form without coupons, in denominations of $1,000 and integral multiples thereof.

      The Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Issuer in The City of New York, in the manner and subject to the limitations provided herein and in the Indenture, but without the payment of any service charge except for any tax or other governmental charge imposed in connection therewith. Upon due presentment for registration of transfer of the Notes at the office or agency of the Issuer in The City of New York, one or more new Notes of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided herein and in the Indenture, but without the payment of any service charge except for any tax or other governmental charge imposed in connection therewith.

      Prior to due presentment of this Note for registration of transfer, the Issuer, the Guarantor and the Trustee or any authorized agent of the Issuer, the Guarantor or the Trustee may deem and treat the Person in whose name this Note is registered as the absolute owner and Holder hereof (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for all purposes, and neither the Issuer, the Guarantor or the Trustee nor any authorized agent of the Issuer, the Guarantor or the Trustee shall be affected by any notice to the contrary.

      The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said State.

      Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Indenture.

                                    GUARANTEE
                                       OF
                       TANGER FACTORY OUTLET CENTERS, INC.


      For value received, Tanger Factory Outlet Centers, Inc., a North Carolina corporation (herein called the "Guarantor"), hereby unconditionally guarantees to the Holder of the Note upon which this Guarantee is endorsed the due and punctual payment of the principal of and interest on said Note provided for pursuant to the terms hereof, when and as the same shall become due and payable, whether at maturity, upon acceleration, or otherwise, in accordance with the terms of said Note and the Indenture. In case of the failure of the Issuer punctually to pay any such principal and/or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon acceleration, or otherwise, and as if such payment were made by the Issuer.

      The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute, irrevocable and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of said Note or the Indenture, any failure to enforce the provisions of said Note or the Indenture, or any waiver, modification, consent or indulgence granted with respect thereto by the Holder of said Note or the Trustee, the recovery of any judgment against the Issuer or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to said Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of and interest on said Note and the complete performance of all other obligations contained in said Note and the Indenture insofar as they relate to said Note.

      This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment of said Note, in whole or in part, is rescinded or must otherwise be restored to the Issuer or the Guarantor upon the bankruptcy, liquidation or reorganization of the Issuer or otherwise.

      The Guarantor shall be subrogated to all rights of the Holder of said Note against the Issuer in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; PROVIDED, HOWEVER, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of and interest on said Note shall have been paid in full.

      The Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Guarantee and to constitute the same the valid obligation of the Guarantor have been done and performed and have happened in due compliance with all applicable laws.

      This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements entered into and, in each case, performed in said State.

      IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed by its duly authorized officer under its corporate seal.

                                    TANGER FACTORY OUTLET CENTERS, INC.,
                                    as Guarantor



                                    By:
                                        --------------------------------
                                        Name:
                                        Title:


Attest:



----------------------------------
Name:
Title:

                                        8
                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common             UNIF GIFT MIN ACT - ______ Custodian _____
                                                               (Cust)          (Minor)
TEN ENT - as tenants by the entireties

JT TEN  - as joint tenants with right of         under Uniform Gifts to Minors

          survivorship and not as tenants        Act_____________________

          in common                                       (State)

      Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT


      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________

_______________________________________________________________________________.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE


                        ---------------------------------

                        ---------------------------------

================================================================================


                 (Please print or Typewrite Name and Address
                    Including Postal Zip Code of Assignee)

--------------------------------------------------------------------------------

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints____________________________________________________________________

________________________________________________________________________________

to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:__________________________

Signature Guaranteed

----------------------------        -----------------------------

NOTICE: Signature must be           NOTICE: The signature to this
guaranteed by an eligible           assignment must correspond
Guarantor Institution               with the name as written upon
(banks, stockbrokers,               the face of the within Note
savings and loan associations       in every particular, without
and credit unions) with             alteration or enlargement or
membership in an approved           any change whatever.
signature guarantee medallion
program pursuant to Securities
and Exchange Commission
Rule 17Ad-15.